Exhibit 10.3

AGRO CAPITAL MANAGEMENT CORP.

STOCK AND WARRANT PURCHASE AGREEMENT

As of July 12, 2021

Agro Capital Management Corp.

Stock and Warrant Purchase Agreement

as of July 12, 2021

DISCLOSURE SCHEDULE

Schedule 2.2

(i)

STOCK AND WARRANT PURCHASE AGREEMENT

THIS STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of this 6th day of July, 2021, by and between Agro Capital Management Corp., a Nevada corporation (together with any predecessors or successors thereto as the context requires, the “Company”), and Maenza Enterprises LLC d/b/a Trendix Enterprises LLC (the “Investor”).

WHEREAS, the Company intends to raise up to $3,000,000 (the “Financing”) to expand the Company’s business through acquisitions and organic growth; and

WHEREAS, the Company has authorized the issuance and sale of 50 units (each a “Unit” and collectively the “Units”) at a price of $60,000 per Unit, each Unit consisting of 200,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 200,000 Common Stock purchase warrants (each a “Warrant” and collectively the “Warrants”) with an exercise price of $0.60 per share and a two (2) year exercise period in the form attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. PURCHASE AND SALE

1.1 Purchase and Sale.

(a) Upon the terms and subject to the conditions herein, and in reliance on the representations and warranties set forth in Section 2, the Investor irrevocably subscribes for and agrees to purchase from the Company three and one half (3.5) Units for a purchase price of $210,000, and the Company agrees to sell to the Investor, upon execution of this Agreement, a total of three and one half (3.5) Units representing 700,000 shares of Common Stock.

The Investor shall purchase the Shares in cash by check or wire transfer of immediately available funds to:

Bank Name: Wells Fargo Bank

Routing Number: 121000248

Account Number 3445594629

Account Name: Apex Holdings - Agro Capital

1.2. Closing. The purchase and sale of the shares of Common Stock and the Warrant (the “Closing”) shall take place at the offices of Culhane Meadows PLLC, 1101 Pennsylvania Avenue, N.W., Suite 300, Washington, D.C. 20004 or at such other time and place as the Company and the Investor mutually agree upon, orally or in writing, following completion of the Closing conditions.

1.3 Transfer Taxes All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the shares of the Company’s Common Stock and Warrant under this Agreement will be borne and paid by the Company and the Company shall promptly reimburse the Investor for any such tax, fee or duty which it is required to pay under applicable law.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

To induce the Investor to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to the Investor the representations and warranties contained in this Section 2 as of the Closing. Such representations and warranties are subject to the qualifications and exceptions set forth in the Company’s publicly filed documents on OTC Markets (OTC Pink: ACMB) or the disclosure schedule delivered to the Investor pursuant to this Agreement (the “Disclosure Schedule”); provided, however, that any information set forth in a Section of the Disclosure Schedule shall not be incorporated (unless by specific reference) to any other section of the Disclosure Schedule.

2.1. Organization and Corporate Power The Company is a corporation duly organized and, following the Closing, will be validly existing and in corporate good standing under the laws of the State of Nevada. The Company is duly qualified to conduct business and, following the Closing, will be in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have any change or effect that is materially adverse to the properties, assets, business, condition (financial or otherwise), prospects or results of operations of the Company. The Company has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Investor, true and complete copies of its Articles of Incorporation and Bylaws, each as amended and as in effect on the date hereof (hereinafter the “Company Charter” and “Bylaws”, respectively). The Company is not in default under or in violation of any provision of the Company Charter or Bylaws.

2.2. Capitalization The authorized capital stock of the Company is 200,000,000 shares of Common Stock, of which 39,770,000 shares are issued and outstanding. All issued and outstanding shares of the Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of common stock and other outstanding securities of the Company have been duly and validly issued in compliance with federal and state securities laws. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list outstanding of authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, securities or obligations of any kind convertible into, any shares of capital stock or other securities of the Company, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. All of the issued and outstanding shares of the Company’s capital stock are free and clear of any liens, pledges, encumbrances, charges, agreements adversely effecting title to such shares or claims (other than those created by virtue of this Agreement), and the certificates evidencing the ownership of such shares are in proper form for the enforcement of the rights and limitations of rights pertaining to said shares which are set forth in the Company Charter and Bylaws. As of the Closing, there are (A) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Company’s capital stock, (B) no rights to have the Company’s capital stock registered for sale to the public in connection with the laws of any jurisdiction and (C) no documents, instruments or agreements relating to the voting of the Company’s voting securities or restrictions on the transfer of the Company’s capital stock.

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2.3. Authorization The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, the performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby and the sale and delivery of the Company’s shares of Common Stock have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

2.4. Noncontravention Subject to compliance with the applicable requirements of the Securities Act, the Exchange Act, and any applicable state securities laws, the execution and delivery of this Agreement by the Company, the sale and delivery of the Company’s shares of Common Stock, and the consummation by the Company of the transactions contemplated hereby, will not: (a) conflict with or violate any provision of the Company Charter or the Bylaws; (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which if not made or obtained would not have any change or effect that is materially adverse to the properties, assets, business, condition (financial or otherwise), prospects or results of operations of the Company or any Subsidiary, taken as a whole (a “Material Adverse Effect”); (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract listed in Section 2.4 of the Disclosure Schedule, except for any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, notice, consent or waiver that would not reasonably be expected to have a Material Adverse Effect on the Company; (d) result in the imposition of any security interest upon any assets of the Company; or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its properties or assets, other than such conflicts, violations, defaults, breaches, cancellations or accelerations referred to in clauses (a) through (e) (inclusive) hereof which would not have a Material Adverse Effect on the Company.

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2.5. Subsidiaries The Company does not have any direct or indirect subsidiaries or any equity interest in any other firm, corporation, membership, joint venture, association or other business organization.

2.6. Financial Statements The Company has made available its unaudited balance sheet, statement of operations and statement of cash flows as of December 31, 2020 (the “Balance Sheet Date”) and March 31, 2021 (collectively, the “Financial Statements”), all of which have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly and accurately present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company. No material change in the Company’s business has occurred as of the Balance Sheet Date, including any bankruptcy, reorganization, readjustment or succession or any material acquisition or disposition of its assets.

2.7. Disclosure No representation or warranty by the Company contained in this Agreement, including any statement contained in the Disclosure Schedule or any Closing Document contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein not misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

As a material inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, the Investor hereby makes to the Company the representations and warranties contained in this Section 3 as of each Closing.

3.1. Investment Status The Investor represents that it is an “accredited investor” as such term is defined in Rule 501 under the Securities Act. The Investor represents to the Company that it is purchasing the Units for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. The Investor acknowledges that the Units have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available. The Investor understands that this investment is subject to risks that could cause the Investor to lose its entire investment.

3.2. Authority The Investor represents that it has full right, authority, power and capacity under its charter, by-laws or governing partnership agreement, as applicable, to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Investor pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by the Investor of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action under such Investor’s charter, by-laws or governing partnership agreement, as applicable. This Agreement and each agreement, document and instrument executed and delivered by the Investor pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of the Investor enforceable in accordance with their respective terms.

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3.3. Investment Banking; Brokerage Fees The Investor has not incurred or become liable for any broker’s or finder’s fee, banking fees or similar compensation relating to or in connection with the transactions contemplated hereby.

SECTION 4. CONDITIONS OF PURCHASE BY THE INVESTOR

The Investor’s obligations to purchase and pay for the Common Stock and Warrant to be purchased by it shall be subject to compliance by the Company with the agreements herein contained and to the fulfillment to the Investor’ satisfaction, or the waiver by the Investor, on or before the Closing of the following conditions:

4.1. Satisfaction of Conditions The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing and each of the conditions specified in this Section 4 shall have been satisfied or waived in writing by the Investor.

4.2. Authorization The Board of Directors of the Company (if applicable) shall have duly adopted resolutions in a form reasonably satisfactory to the Investor approving the transactions and shall have taken all action necessary for the purpose of authorizing the Company to consummate all of the transactions contemplated hereby (including, without limitation, the issuance of the shares of Common Stock as contemplated herein).

4.3. Delivery of Documents The Company shall have executed and/or delivered to the Investor or shall have caused to be executed and delivered to the Investor a certificate evidencing the shares of Common Stock and Warrant purchased in accordance with each of the Closing conditions or a statement from the Company’s transfer agent showing the number of shares of Common Stock held for the Investor in book-entry form;

4.4. All Proceedings Satisfactory. All corporate and other proceedings taken prior to or at each Closing in connection with the transactions contemplated by this Agreement, and all documents and instruments related thereto, shall be reasonably satisfactory in form and substance to the Investor and the issuance and sale of the shares of Common Stock and the Warrant shall be made in compliance with applicable federal and state law.

4.5. No Violation or Injunction. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

SECTION 5. CONDITIONS TO OBLIGATIONS OF THE COMPANY

The obligation of the Company to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

5.1. Satisfaction of Conditions The representations and warranties of the Investor contained in Section 3 shall be true and correct in all material respects on and as of the Closing as though made on and as of the Closing and each of the conditions specified in this Section 5 shall have been satisfied or waived in writing by the Company.

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SECTION 6. SURVIVAL; INDEMNIFICATION

6.1. Survival of Representations, Warranties and Covenants; Indemnification.

(a) All covenants, agreements, representations and warranties of the Company and the Investor made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to the Investor in connection herewith (i) are material, shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the Closing for a period of not more than two (2) years (the “Survival Period”) regardless of any investigation on the part of such party or its representatives and (ii) shall bind the parties’ successors and assigns (including, without limitation, any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investor’s successors and assigns and to its transferees of Securities, whether so expressed or not; provided, that any claim for indemnification made prior to the expiration of such Survival Period shall survive thereafter and, as to any such claim, such expiration will not affect the rights to indemnification of the party making such claim.

(b) Each party to this Agreement agrees to indemnify and hold harmless the other party and its affiliates and their respective direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees, attorneys and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Indemnified Persons”), from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against such party or such other Indemnified Persons in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreements by the indemnifying party contained herein or in any certificate or document delivered pursuant hereto or otherwise relating to or arising out of the transactions contemplated hereby.

SECTION 7. COVENANTS

7.1. Registration of Common Stock

The Company shall, within 60 calendar days after it receives its audited financial statements for the years ended December 31, 2020 and 2019 (“Filing Deadline”), use its commercial best efforts to file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale of all of the Common Stock purchased under the terms of this Agreement as well as all Common Stock underlying the Warrant, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions except to the extent that the SEC requires the share amount to be reduced as a condition of effectiveness. The Registration Statement shall be prepared by the Company’s legal counsel. For each 30 days that the Company fails to meet its Filing Deadline, the Company shall increase the number of shares of Common Stock to be purchased by the Investor and the number of shares to be exercised under the Warrant by 1% of the total number of shares of Common Stock to be purchased under Section 1 of this Agreement or a total of 7,000 shares of Common Stock without any further increase in the $210,000 purchase price of the three (3.5) Units.

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7.2 Best Share Price

If the Company issues in the next six (6) months after the Closing to any person any shares of Common Stock at a price per share less than $0.30 per share, as may be adjusted for stock splits and recapitalizations, then the Investor shall be granted such number of additional shares of Common Stock equal to the number of shares of Common Stock as the Investor would have received had the purchase price been at such lower per share price. The number of shares exercisable under the Warrant shall increase by that same number of shares of Common Stock. The terms of this Section 7.2 shall exclude Common Stock issued in connection with any stock option plan, bank financings, repurchase or extinguishment of current debt, repurchase of shares issued to employees and consultants and mergers and acquisitions.

SECTION 8. GENERAL

8.1. Amendments, Waivers and Consents For purposes of this Agreement, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of the Company and the Investor.

8.2. Legend on Securities The Company and the Investor acknowledge and agree that the following legend (or one substantially similar thereto) shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by the Investor:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

8.3. Governing Law This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Nevada without regard to the principles thereof relating to conflict of laws.

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8.4. Section Headings and Gender The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

8.5. Counterparts This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

8.6. Notices and Demands Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, by electronic mail upon confirmation of receipt, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery:

If to the Company:

Agro Capital Management Corp.

3651 Lindell Road

Suite D430

Las Vegas, Nevada 89103

Attn: Scott Benson, CEO

email: sbenson@apexdsc.com

With a copy to:

Culhane Meadows PLLC

1101 Pennsylvania Avenue, N.W.

Suite 300

Washington, D.C. 20004

Attn: Ernest M. Stern, Esq.

email: estern@cm.law

If to the Investor:

Maenza Enterprises LLC d/b/a Trendix Enterprises LLC

78 SW 7th Street, Ste. 500

Miami, FL 33130

Email: jmaenza1957@yahoo.com

8.8. Jurisdiction of Disputes; Venue.

The parties irrevocably submit to the jurisdiction of any federal or state court in Los Angeles County, California in any action arising out of this Agreement, and waive, to the fullest extent that they may effectively do so, the defense of an inconvenient forum. The parties also agree that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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8.8. Assignability The rights of the Investor set forth in this Agreement are transferable to each transferee who receives shares of Common Stock. Each such transferee must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights set forth herein.

8.9. Integration This Agreement, including the exhibits, documents and instruments referred to herein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

8.10. Recitals The parties acknowledge the accuracy of the Recitals and incorporate the Recitals into and make them a part of this Agreement.

8.11 Publicity Neither the Investor nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by those parties mentioned in such press release or public disclosure in advance.

8.12 Confidentiality.

Subject to the terms and conditions of this section 8.12, each of the parties hereto shall treat as confidential the terms and conditions of this Agreement and all knowledge and information concerning the business or property of the other party (the “Information”) which may be acquired in the course of negotiation or performance of this Agreement. Each party further agrees that it will not divulge to any third parties, without the prior written consent of the other parties, any of the Information. Each party further agrees that it will not make any commercial use whatsoever of the Information without the prior written consent of the other party and that the Information shall be used solely for that party’s performance under this Agreement. The obligations of each party under this section 8.12 do not apply to:

(a)	Information which can be demonstrated by the disclosing party to have been, at the time of its receipt by such party or thereafter (but prior to its disclosure to a third party), public information or information known generally in the trade by reason other than the failure of the disclosing party to comply with the undertakings set forth herein;
(b)	Information which can be demonstrated by the disclosing party to have been in its lawful possession and not supplied by the other Party, prior to the disclosing Party’s initial receipt hereunder;
(c)	Information which can be demonstrated by the disclosing party to have been acquired lawfully by such Party from a third party not under any obligation of confidentiality to the other Party; or
(d)	Information which the disclosing party is legally obligated to disclose, in which case the disclosing Party shall give at least 20 days advance notice to the other Party prior to such disclosure.

Each party further agrees that only those of its employees, servants or agents who have a need to receive Information for the performance of its obligations under this Agreement shall have access thereto and, in such event, such party agrees and undertakes to cause its said employees, servants and agents to hold such Information so received under the obligations of confidentiality imposed by this section 8.12. For greater certainty, each party shall be responsible to the other party for any disclosure or use of the Information contrary to this Agreement by any of such parties’ employees, servants or agents or any other party to whom such party has disclosed such Information.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and the Investor have caused this Stock and Warrant Purchase Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

AGRO CAPITAL MANAGEMENT CORP.

By:	/s/ Scott Benson
Name:	Scott Benson
Title:	CEO

INVESTOR

MAENZA ENTERPRISES LLC
d/b/a TRENDIX ENTERPRISES LLC

By:	/s/ Joseph Maenza
Name:	Joseph Maenza
Title:	President

[Signature Page to Stock Purchase and Warrant Agreement]

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DISCLOSURE SCHEDULE

Schedule 2.2 (Capitalization)

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Exhibit A

FORM OF WARRANT

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